Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to Registration Statement on Form S-1 of our report dated May 28, 2025, relating to the audited financial statements of 21Shares Polkadot ETF (f/k/a “21Shares Polkadot Trust”), as of March 31, 2025, and to the references to our firm under the heading “Experts” in such Registration Statement.

COHEN & COMPANY, LTD.

Towson, Maryland

February 17, 2026